UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2015

Special Diversified Opportunities Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22400	56-1581761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE		19803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(302) 824-7062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2015, the Registrant held its 2015 Annual Meeting of Stockholders. At the meeting, the stockholders voted on (1) the election of three Class I directors of the Company to serve for a two-year term until the 2017 Annual Meeting of Stockholders and (ii) three Class II directors of the Company to serve for a one-year term until the 2016 Annual Meeting of Stockholders, and all until their respective successors are duly elected and qualified; (2) the ratification of the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for fiscal year 2015; and (3) approval, on an advisory basis, of a resolution regarding executive officer compensation. The voting results on these proposals were as follows:

Proposal 1. Election of three Class I directors of the Company to serve for a two-year term until the 2017 Annual Meeting of Stockholders and (ii) three Class II directors of the Company to serve for a one-year term until the 2016 Annual Meeting of Stockholders.

Nominee	Votes For	Withheld	Broker Non-Votes

Class I Directors
Steven R. Becker	11,944,007	434,293	5,371,523
Thomas A. Bologna.	11,842,576	535,724	5,371,523
David M. Wurzer	11,842,983	535,317	5,371,523

Class II Directors
Murray McCabe	11,979,207	399,093	5,371,523
Richard van den Broek.	11,886,707	491,593	5,371,523
Wayne P. Yetter	11,761,589	616,711	5,371,523

Proposal 2. Ratification of the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for fiscal year 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,683,554	65,969	300	-

Proposal 3. Approval, on an advisory basis, of a resolution regarding executive officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,949,532	1,399,969	28,799	5,371,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Diversified Opportunities Inc.

June 24, 2015	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer